Exhibit 23.2

Audit • Tax • Consulting • Financial Advisory
Registered with Public Company Accounting Oversight Board (PCAOB)

Imperial Garden & Resort, Inc.

106 Zhouzi Street, 4th Floor, 4E

Rouhu District, Taipei, 11493

Taiwan (Republic of China)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form F-1 of our reports dated October 19, 2016 relating to the combined financial statements of Yao-Teh International Recreation Co., Ltd and Ta-Teh-Fu Co., Ltd. and to the reference to our firm under the caption “Experts”.

/s/ KCCW Accountancy Corp
Diamond Bar, California
October 26, 2016

KCCW Accountancy Corp. 22632 Golden Springs Dr. #230, Diamond Bar, CA 91765 USA

Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com